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                                                                    EXHIBIT 99.1


CONTACTS:

RICHARD BECK                                    CATHY KAWAKAMI
ADVANCED ENERGY INDUSTRIES, INC.                ADVANCED ENERGY INDUSTRIES, INC.
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER  DIRECTOR OF INVESTOR RELATIONS
970-407-6204                                    970-407-6732
dick.beck@aei.com                               cathy.kawakami@aei.com

FOR IMMEDIATE RELEASE


               ADVANCED ENERGY REPORTS 2001 SECOND QUARTER RESULTS

FORT COLLINS, COLO., JULY 11, 2001-Advanced Energy Industries, Inc. (Nasdaq:
AEIS) today reported financial results for the 2001 second quarter and six-month period ended June 30, 2001. Advanced Energy is an industry-leading provider of technology solutions for the manufacture of semiconductors, data storage products, and flat panel displays.

For the second quarter of 2001, revenues were $46.2 million, down 46 percent compared to $85.7 million in the second quarter of 2000 and down 38 percent from revenue of $74.7 million in the first quarter of 2001.

The results for the second quarter of 2001 include charges related to a writedown of goodwill, a restructuring charge and a writedown related to the disposal of excess, obsolete and warranty inventory. Pro forma net loss for the second quarter of 2001, excluding the effect of these charges, was $4.9 million, or $0.15 per diluted share. The company's gross margin, excluding the effect of these charges, declined to 32 percent for the second quarter of 2001, as a result of the lower revenue base.

"Our financial results continue to be adversely affected by the global slowdown in demand for capital equipment," said Doug Schatz, chairman and chief executive officer. "At this point, we do not have evidence from our customer base that there will be any significant change in order demand over the remainder of 2001. Although we have limited visibility regarding revenue levels, we do expect to see improvements in our operating margins during the third quarter once the full effect of our cost containment actions is realized."

"Longer term, the fundamentals of our core markets remain strong. We continue to leverage our market leadership in power conversion into other critical technology areas such as temperature management, temperature sensing and gas delivery and management. We believe these initiatives are gaining traction and will more than double our total available market opportunity, based on a June 2001 VLSI Research study. We are working closely with our OEM and end user customers to develop solutions with added capabilities that will improve their manufacturing results for current technology requirements and beyond," said Mr. Schatz.

During the second quarter of 2001, Advanced Energy terminated operations of two non-strategic product lines as part of the recent restructuring. The company took a charge of $3.6 million in goodwill related to the dissolution of the Tower Electronics subsidiary and a charge of $1.8 million in goodwill related to the dissolution of the Fourth State Technology division. The company does intend to fulfill outstanding orders for existing customers. The company also announced two reductions in force during the second quarter of 2001, which resulted in a charge of $614,000 in restructuring and severance costs.

Actual net loss for the 2001 second quarter was $14.5 million or $0.46 per diluted share and includes the effects of the charges described above, in addition to a $7.1 million writedown of excess, obsolete and warranty inventory charges that was included in cost of goods sold. This compares to net income of $13.1 million or $0.40 per diluted share in the second quarter of 2000 and net income of $5.1 million or $0.16 per diluted share in the first quarter of 2001.

For the first six months of 2001, revenues were $120.9 million compared to $160.7 million for the first six months of 2000. Actual gross profit for the 2001 six-month period was $39.0 million, or 32 percent, compared to $79.0 million or 49 percent for the first six months of 2000.

Actual net loss for the 2001 six-month period was $9.5 million, or $0.30 per diluted share, compared with net income $24.4 million, or $0.75 per diluted share, for the six-month period ended June 30, 2000.

While the company has very low visibility on future order levels due to the current operating environment, it anticipates lower third quarter revenues in the $43 million to $46 million range, and a third quarter loss per share in the $0.16 to $0.19 range.


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CONFERENCE CALL

Management will host a conference call today, July 11, 2001 at 5:00 pm Eastern time to discuss the 2001 second quarter results. You may access this conference call by dialing 800-982-3654. For a replay of this teleconference, please call 703-925-2533, passcode 5300361. The replay will be available through Wednesday, July 18, 2001. There will also be a webcast available at www.advanced-energy.com in the "Investor Relations" section.

ABOUT ADVANCED ENERGY

Advanced Energy is a global leader in the development, marketing, and support of technology solutions that are central in the manufacture of semiconductors, data storage products, and flat panel displays. Original equipment manufacturers
(OEMs) and end-users around the world depend on AE products when plasma-based technology plays a vital role in their manufacturing process. AE offers a comprehensive suite of products for vacuum process systems, including power management, temperature sensing, dynamic temperature control, gas delivery management, process monitoring and machine control tools, ion-beam sources, and plasma abatement technologies. AE technology solutions are sold and supported globally by direct offices, representatives, and distributors. Founded in 1981, AE is a publicly held company traded on the Nasdaq National Market under the symbol AEIS. AE's URL is www.advanced-energy.com.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries, fluctuations in quarterly and annual revenues and operating results, Advanced Energy's ongoing ability to develop new products in a highly competitive industry characterized by increasingly rapid technological changes, and other risks described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements, as filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained by contacting Advanced Energy's investor relations at 970-407-6732. The company assumes no obligation to update the information in this press release.


                                      ###

PRO FORMA CONSOLIDATED INCOME STATEMENT
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                   Quarter Ended June 30,        Six Months Ended June 30,
                                                                    2001            2000            2001            2000
                                                                 ----------      ----------      ----------      ----------
                                                                (unaudited)     (unaudited)     (unaudited)     (unaudited)
Sales                                                            $   46,171      $   85,701      $  120,885      $  160,729
Cost of sales                                                        31,274          43,338          74,765          81,699
                                                                 ----------      ----------      ----------      ----------
Gross profit                                                         14,897          42,363          46,120          79,030

Operating expenses:
     Research and development                                        11,040           8,504          23,429          16,617
     Sales and marketing                                              5,963           5,373          12,592          11,240
     General and administrative                                       5,645           5,810          11,819          11,449
                                                                 ----------      ----------      ----------      ----------
(Loss) income from operations                                        (7,751)         22,676          (1,720)         39,724

Other (expense) income                                                  (70)            731             117             851
                                                                 ----------      ----------      ----------      ----------

Net (loss) income before income taxes and minority interest          (7,821)         23,407          (1,603)         40,575

(Benefit) provision for income taxes                                 (3,039)          8,910            (913)         14,857
Minority interest in net income (loss)                                  105             (67)             40             (84)
                                                                 ----------      ----------      ----------      ----------

Pro forma net (loss) income                                      $   (4,887)     $   14,564      $     (730)     $   25,802
                                                                 ==========      ==========      ==========      ==========

Pro forma net (loss) earnings per share:
  Basic                                                          $    (0.15)     $     0.47      $    (0.02)     $     0.83
  Diluted                                                        $    (0.15)     $     0.45      $    (0.02)     $     0.79

Basic weighted-average common shares outstanding                     31,698          31,314          31,623          31,238
                                                                 ----------      ----------      ----------      ----------

Diluted weighted-average common shares outstanding                   31,698          32,543          31,623          32,528
                                                                 ----------      ----------      ----------      ----------


THE PRO FORMA AMOUNTS HAVE BEEN ADJUSTED TO ELIMINATE THE FOLLOWING:
Excess, obsolete and warranty inventory charges                       7,116              --           7,116              --
Goodwill impairment                                                   5,446              --           5,446              --
Restructuring charge                                                    614              --             614              --
Litigation recovery                                                      --              --          (1,500)             --
Merger costs                                                             --           2,333              --           2,333
Income tax effect                                                    (3,514)           (887)         (2,951)           (887)
                                                                 ----------      ----------      ----------      ----------
                                                                 $    9,662      $    1,446      $    8,725      $    1,446
                                                                 ==========      ==========      ==========      ==========

CONSOLIDATED INCOME STATEMENT
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                           Quarter Ended June 30,         Six Months Ended June 30,
                                                                            2001            2000            2001            2000
                                                                         ----------      ----------      ----------      ----------
                                                                        (unaudited)     (unaudited)     (unaudited)     (unaudited)
Sales                                                                    $   46,171      $   85,701      $  120,885      $  160,729
Cost of sales                                                                38,390          43,338          81,881          81,699
                                                                         ----------      ----------      ----------      ----------
Gross profit                                                                  7,781          42,363          39,004          79,030

Operating expenses:
     Research and development                                                11,040           8,504          23,429          16,617
     Sales and marketing                                                      5,963           5,373          12,592          11,240
     General and administrative                                               5,645           5,810          11,819          11,449
     Goodwill impairment                                                      5,446              --           5,446              --
     Restructuring charge                                                       614              --             614              --
     Litigation recovery                                                         --              --          (1,500)             --
     Merger costs                                                                --           2,333              --           2,333
                                                                         ----------      ----------      ----------      ----------
(Loss) income from operations                                               (20,927)         20,343         (13,396)         37,391

Other (expense) income                                                          (70)            731             117             851
                                                                         ----------      ----------      ----------      ----------

Net (loss) income before income taxes and minority interest                 (20,997)         21,074         (13,279)         38,242

(Benefit) provision for income taxes                                         (6,553)          8,023          (3,864)         13,970
Minority interest in net income (loss)                                          105             (67)             40             (84)
                                                                         ----------      ----------      ----------      ----------

Net (loss) income                                                        $  (14,549)     $   13,118      $   (9,455)     $   24,356
                                                                         ==========      ==========      ==========      ==========

Net (loss) earnings per share:
  Basic                                                                  $    (0.46)     $     0.42      $    (0.30)     $     0.78
  Diluted                                                                $    (0.46)     $     0.40      $    (0.30)     $     0.75

Basic weighted-average common shares outstanding                             31,698          31,314          31,623          31,238
                                                                         ----------      ----------      ----------      ----------

Diluted weighted-average common shares outstanding                           31,698          32,543          31,623          32,528
                                                                         ----------      ----------      ----------      ----------


ADDITIONAL INFORMATION - EBITDA:
(Loss) earnings before interest, taxes, depreciation and amortization    $  (16,941)     $   23,077      $   (5,722)     $   42,240
                                                                         ----------      ----------      ----------      ----------

Pretax EBITDA diluted EPS                                                $    (0.53)     $     0.71      $    (0.18)     $     1.30
After tax EBITDA diluted EPS                                             $    (0.37)     $     0.48      $    (0.13)     $     0.83



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

CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)


                                                                         June 30,       December 31,
                                                                           2001             2000
                                                                       ------------     ------------
ASSETS                                                                 (unaudited)      (unaudited)

Current Assets:
     Cash and cash equivalents                                         $     32,448     $     31,716
     Marketable securities - trading                                        129,180          157,811
     Accounts receivable                                                     43,099           76,545
     Notes receivable                                                         2,472            2,472
     Income tax receivable                                                    9,865               74
     Inventories                                                             47,462           45,266
     Other current assets                                                     2,658            2,508
     Deferred income tax assets, net                                          9,040            7,483
                                                                       ------------     ------------
Total current assets                                                        276,224          323,875

Property and equipment, net                                                  33,245           24,101
Goodwill and intangibles, net                                                24,936            9,890
Investments                                                                   2,452            1,824
Deferred debt issuance costs                                                  2,015            2,261
Other assets                                                                  4,842            3,884
                                                                       ------------     ------------
Total assets                                                           $    343,714     $    365,835
                                                                       ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable, trade                                           $      8,673     $     18,250
     Other current liabilities                                               15,198           16,210
     Accrued income taxes payable                                             1,313            7,923
     Current portion of long-term debt                                          216            1,337
     Accrued interest payable on convertible subordinated notes                 529              529
                                                                       ------------     ------------
Total current liabilities                                                    25,929           44,249

Long-term Liabilities:
    Capital leases and notes payable                                            230            1,043
    Deferred income tax liability, net                                        1,116               --
    Convertible subordinated notes payable                                   81,600           81,600
                                                                       ------------     ------------
Total long-term liabilities                                                  82,946           82,643

Total liabilities                                                           108,875          126,892

Minority interest                                                               185              145

Stockholders' equity                                                        234,654          238,798
                                                                       ------------     ------------
Total liabilities and stockholders' equity                             $    343,714     $    365,835
                                                                       ============     ============



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

CONSOLIDATED STATEMENT OF CASH FLOWS
(IN THOUSANDS)


                                                                       Six Months Ended June 30,
                                                                          2001            2000
                                                                       ----------      ----------
                                                                      (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                    $   (9,455)     $   24,356
  Depreciation and amortization                                             8,397           5,163
  Provision for inventory                                                   7,116              --
  Provision for restructuring                                                 614              --
  Loss on impairment of goodwill                                            5,446              --
  Earnings from marketable securities, net                                 (2,695)         (4,781)
  Accounts receivable and notes receivable                                 34,613          (9,259)
  Inventories                                                              (5,134)         (8,021)
  Accounts payable, trade                                                  (9,932)            683
  Income taxes                                                            (14,810)          1,976
  Other                                                                    (6,861)          2,621
                                                                       ----------      ----------
    Net cash provided by operating activities                               7,299          12,738
                                                                       ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Marketable securities                                                    32,000         (10,000)
  Proceeds from sale of equipment                                              --             150
  Purchase of property and equipment, net                                  (9,442)         (5,279)
  Purchase of investments                                                    (639)           (531)
  Acquisition of EMCO, net of cash acquired                               (29,932)             --
                                                                       ----------      ----------
    Net cash used in investing activities                                  (8,013)        (15,660)
                                                                       ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change from notes payable and capital lease obligations              (1,934)           (363)
  Proceeds from common stock transactions                                   2,735           3,032
                                                                       ----------      ----------
    Net cash provided by financing activities                                 801           2,669
                                                                       ----------      ----------
EFFECT OF CURRENCY TRANSLATION ON CASH                                        645            (666)
                                                                       ----------      ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              732            (919)
CASH AND EQUIVALENTS, beginning of period                                  31,716          21,043
                                                                       ----------      ----------
CASH AND EQUIVALENTS, end of period                                    $   32,448      $   20,124
                                                                       ==========      ==========



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